Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Fourth Quarter and Fiscal 2016 Results of Operations

Highlights

•	Korn Ferry reports record annual and fourth quarter fee revenue, driven by organic growth, as well as the Hay Group acquisition.

•	The North America region of Executive Search and the Futurestep segment continued to deliver strong revenue growth.

•	Significant progress continues to be made on the Hay Group integration.

•	The Company entered into a Credit Agreement with a syndicate of banks providing for enhanced financial flexibility.

•	The Company declared a quarterly dividend of $0.10 per share on June 15, 2016, payable on July 15, 2016 to stockholders of record on June 27, 2016.

Los Angeles, CA, June 15, 2016 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced record fourth quarter and annual fee revenue of $399.9 million and $1.3 billion, or $405.0 million and $1.3 billion on an adjusted basis, respectively. Fourth quarter diluted earnings per share and adjusted diluted earnings per share were $0.10 and $0.58, respectively. FY’16 diluted earnings per share were $0.58 and adjusted diluted earnings per share were $2.08. The adjusted diluted earnings per share for the fourth quarter and the full year excluded $32.9 million and $103.9 million, respectively, of restructuring charges, net, integration/acquisition and separation costs, a deferred revenue adjustment related to the Hay Group acquisition (which also impacted adjusted fee revenue) and a non-cash loss relating to the Venezuelan currency devaluation.

“Korn Ferry closed strong in the final quarter of its fiscal year with fee revenue of $399.9 million representing 47% growth, or adjusted fee revenue of $405.0 million representing 49% growth, and diluted earnings per share of $0.10, or adjusted diluted earnings per share of $0.58,” said Gary D. Burnison, CEO Korn Ferry. “I am enormously proud of our company and the results we have achieved during the quarter, and at the same time, continuing to deliver on the Hay Group integration at a scope and pace that has exceeded our initial expectations.

“We are in the midst of creating a new firm – with 65% of our colleagues new to the organization in the last three years, due to expansion and growth. We are a company that accelerates our clients’ business performance through solutions and productized services that span from strategy implementation and organizational design to recruitment and leadership development to compensation and reward strategies. Our advisory business, now bolstered by our Hay Group combination, has given us more reasons to engage with clients. Also, our recruiting businesses, Executive Search and Futurestep, have never been stronger than they were in the fourth quarter. We are indeed creating the preeminent organizational and people advisory firm,” Burnison added.

Hay Group Integration

In the fourth quarter of FY’16, we continued to make significant progress on the Hay Group integration. The majority of our fourth quarter efforts were focused on activities associated with integration of our go-to-market activities, our intellectual property and content, our solution sets and service offerings, and our back office systems and business processes. We incurred a minimal amount of restructuring costs, including real estate co-location. The fourth quarter results benefitted from the third quarter restructuring and integration actions with the new Hay Group segment EBITDA margin coming in at 5.6%, or 15.9% on an adjusted basis.

As previously disclosed, the integration of Hay Group will be substantially complete in Q1 FY’17, which will include additional consolidation of office space and the elimination of other redundant operational and general and administrative expenses. We estimate the cost of these actions to be in the range of $20 million to $26 million, resulting in incremental annualized savings of approximately $17 million to $23 million.

Selected Financial Results

(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$399.9	$271.8	$1,292.1	$1,028.2
Total revenue	$417.1	$282.2	$1,346.7	$1,066.1
Operating income	$4.9	$28.1	$52.7	$114.0
Operating margin	1.2%	10.3%	4.1%	11.1%
Net income attributable to Korn Ferry	$5.8	$25.5	$30.9	$88.4
Basic earnings per share	$0.10	$0.51	$0.58	$1.78
Diluted earnings per share	$0.10	$0.51	$0.58	$1.76

EBITDA Results (a):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$21.4	$40.2	$85.8	$151.3
EBITDA margin	5.4%	14.8%	6.6%	14.7%

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted fee revenue	$405.0	$271.8	$1,303.1	$1,028.2
Adjusted EBITDA (a)	$54.3	$40.7	$189.7	$161.7
Adjusted EBITDA margin (a)	13.4%	15.0%	14.6%	15.7%
Adjusted net income attributable to Korn Ferry	$32.8	$25.6	$110.9	$95.5
Adjusted basic earnings per share	$0.58	$0.52	$2.10	$1.93
Adjusted diluted earnings per share	$0.58	$0.51	$2.08	$1.90

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (recoveries), net, integration/acquisition costs, and includes the deferred revenue adjustment related to the Hay Group acquisition and separation costs. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(b)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Deferred revenue adjustment related to the Hay Group acquisition	$5.1	$—	$11.0	$—
Restructuring charges, net	$2.4	$—	$33.0	$9.5
Integration/acquisition costs	$11.7	$0.5	$45.5	$0.9
Venezuelan foreign currency loss	$13.7	$—	$13.7	$—
Separation costs	$—	$—	$0.7	$—

Fiscal 2016 Fourth Quarter Results

Fee revenue was $399.9 million in Q4 FY’16 and adjusted fee revenue was $405.0 million (including $5.1 million in deferred revenue adjustment related to the Hay Group acquisition).

•	Excluding fee revenue related to the Hay Group acquisition, fee revenue in Q4 FY’16 increased 4.9% (7.1% on a constant currency basis), compared to Q4 FY’15.

•	The growth was primarily due to increases in fee revenue in the North America region of Executive Search and the Futurestep segment.

Operating margin was 1.2% in Q4 FY’16 compared to 10.3% in the year-ago quarter. The decrease in operating margin was due to an increase in integration/acquisition costs as well as restructuring charges, net, a foreign currency loss relating to the devaluation of the Venezuelan currency and the deferred revenue adjustment referenced above.

EBITDA margin was 5.4% and Adjusted EBITDA margin was 13.4%. The year-over-year decline in Adjusted EBITDA margin (160 bps) was primarily due to an increase in compensation and benefits expense in the Futurestep segment and North America region of Executive Search to support the growth in revenue and an increased bonus expense associated with better than budgeted performance.

Fiscal 2016 Results

Fee revenue was $1,292.1 million in FY’16 and adjusted fee revenue was $1,303.1 million (including $11.0 million in deferred revenue adjustment related to the Hay Group acquisition).

•	Excluding fee revenue related to the Hay Group acquisition, fee revenue increased 7.5% (12.4% on a constant currency basis), compared to FY’15.

•	Similar to the fourth quarter, the increase in fee revenue was primarily in the North America region of Executive Search and the Futurestep segment. In addition, a portion of the growth relates to Pivot Leadership which was acquired on March 1, 2015.

Operating income was $52.7 million in FY’16, resulting in an operating margin of 4.1% in FY’16 compared to 11.1% in FY’15. The decrease in operating income and margin was due to an increase in integration/acquisition and restructuring costs as well as a foreign currency loss relating to the devaluation of the Venezuelan currency and the deferred revenue adjustment referenced above.

In FY’16, the Company’s EBITDA margin was 6.6% and Adjusted EBITDA margin was 14.6%. The year-over-year decline (110 bps) in Adjusted EBITDA margin was caused by the net impact of adverse market movements on the assets and liabilities associated with our deferred compensation programs, foreign currency losses, and the effect of a non-recurring gain in FY’15 relating to an insurance reimbursement for expenses incurred in prior years. The EBITDA margin for the combined Hay Group business was 3.7% and on an adjusted basis, the EBITDA margin was 16.4%, which is consistent with the prior year.

Results by Segment

Selected Executive Search Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$159.7	$156.6	$622.9	$597.4
Total revenue	$165.4	$161.7	$644.5	$619.3
Operating income	$23.0	$31.3	$131.7	$119.0
Operating margin	14.4%	20.0%	21.1%	19.9%

Ending number of consultants	488	452	488	452
Average number of consultants	490	448	470	442
Engagements billed	3,395	3,175	8,375	8,480
New engagements (a)	1,463	1,382	5,517	5,165

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$24.6	$33.4	$137.8	$127.0
EBITDA margin	15.4%	21.3%	22.1%	21.3%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted EBITDA (b)	$31.2	$33.4	$151.7	$132.4
Adjusted EBITDA margin (b)	19.5%	21.3%	24.3%	22.2%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges, net	$—	$—	$7.3	$5.4
Venezuelan foreign currency loss	$6.6	$—	$6.6	$—

Executive Search

Fee revenue was $159.7 million in Q4 FY’16, an increase of 2.0% (4.5% on a constant currency basis) compared to Q4 FY’15. The overall increase in fee revenue was primarily attributable to higher fee revenues in our North America region.

Operating income was $23.0 million in Q4 FY’16. Operating margin was 14.4% in Q4 FY’16 compared to 20.0% in Q4 FY’15. Operating income and margin were negatively impacted by the foreign currency loss relating to the devaluation of the Venezuelan currency and higher compensation and benefits expense associated with better revenue performance.

EBITDA was $24.6 million in Q4 FY’16 with an EBITDA margin of 15.4% (negatively impacted by the same factors as operating income). Adjusted EBITDA was $31.2 million with an Adjusted EBITDA margin of 19.5%, slightly down from the prior year due primarily to the factors referenced above.

Selected Hay Group Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$187.7	$72.8	$471.1	$267.1
Total revenue	$194.7	$75.3	$488.2	$275.2
Operating income (loss)	$2.9	$8.4	$(3.4)	$28.2
Operating margin	1.5%	11.5%	(0.7)%	10.6%

Ending number of consultants (a)	562	164	562	164
Staff utilization (b)	70%	74%	67%	71%

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$10.5	$12.1	$17.5	$41.6
EBITDA margin	5.6%	16.6%	3.7%	15.6%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted fee revenue	$192.8	$72.8	$482.1	$267.1
Adjusted EBITDA (c)	$30.7	$12.1	$78.9	$44.4
Adjusted EBITDA margin (c)	15.9%	16.6%	16.4%	16.6%

(a)	Represents number of employees originating consulting services. FY’16 includes approximately 393 consultants from the acquisition of Legacy Hay.
(b)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Deferred revenue adjustment related to the Hay Group acquisition	$5.1	$—	$11.0	$—
Restructuring charges, net	$2.5	$—	$25.7	$2.8
Integration/acquisition costs	$5.5	$—	$17.6	$—
Venezuelan foreign currency loss	$7.1	$—	$7.1	$—

Hay Group

Fee revenue was $187.7 million and, on an adjusted basis, fee revenue was $192.8 million in Q4 FY’16 (including $5.1 million in deferred revenue adjustment related to the Hay Group acquisition). The acquisition of Hay Group contributed $114.9 million in fee revenue and $120.0 million on an adjusted basis in Q4 FY’16. Excluding Hay Group revenues, fee revenue was flat quarter-over-quarter and up 1.2% on a constant currency basis.

Operating income was $2.9 million in Q4 FY’16, resulting in an operating margin of 1.5%. The decrease in the margin from the prior year quarter was primarily due to the deferred revenue adjustment related to the Hay Group acquisition, restructuring charges, net, integration/acquisition costs and Venezuelan foreign currency loss.

EBITDA was $10.5 million in Q4 FY’16, with a margin of 5.6%. Adjusted EBITDA was $30.7 million during Q4 FY’16, at an Adjusted EBITDA margin of 15.9%. As referenced above, the Company continues to make significant progress on the Hay Group integration as reflected in the Q4 FY’16 Adjusted EBITDA margin after only five months of ownership.

Selected Futurestep Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$52.5	$42.4	$198.1	$163.7
Total revenue	$57.0	$45.2	$214.0	$171.6
Operating income	$7.0	$5.5	$26.7	$19.9
Operating margin	13.3%	13.1%	13.5%	12.2%

Engagements billed (a)	978	791	2,149	1,968
New engagements (b)	547	440	1,913	1,590

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA	$7.9	$6.1	$29.5	$21.9
EBITDA margin	15.0%	14.4%	14.9%	13.4%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted EBITDA (c)	$7.9	$6.1	$29.5	$23.0
Adjusted EBITDA margin (c)	15.0%	14.4%	14.9%	14.1%

(a)	Represents search engagements billed.
(b)	Represents new search engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges, net	$—	$—	$—	$1.1

Futurestep

Fee revenue was $52.5 million in Q4 FY’16, an increase of 23.8% (27.1% on a constant currency basis), compared to the year-ago quarter.

•	The higher fee revenue was driven by a $5.6 million increase in recruitment process outsourcing in Q4 FY’16 compared to Q4 FY’15.

•	The rest of the increase was due to higher fee revenue in professional search due to a 23.6% increase in engagements billed in Q4 FY’16 compared to Q4 FY’15.

Operating income was $7.0 million in Q4 FY’16, an increase of $1.5 million, compared to Q4 FY’15, resulting in an operating margin of 13.3% in the current quarter compared to 13.1% in the year-ago quarter.

EBITDA and Adjusted EBITDA were both $7.9 million during Q4 FY’16. EBITDA and Adjusted EBITDA margin were 15.0%, an increase of 60 bps from the prior year.

New Credit Agreement

On June 15, 2016, the Company entered into a new senior secured $400 million Credit Agreement (the “Agreement”) with a syndicate of banks and Wells Fargo Bank, National Association as administrative agent, to provide for enhanced financial flexibility and in recognition of the accelerated pace of the Hay Group integration. The Agreement provides for, among other things: (a) a new senior secured term loan facility in an aggregate principal amount of $275 million (the “Term Facility”); (b) a new senior secured revolving credit facility (the “Revolver”) in an aggregate principal amount of $125 million, (c) annual term loan amortization of 7.5%, 7.5%, 10.0%, 10.0%, and 10.0%, with the remaining principal due at maturity (d) certain customary affirmative and negative covenants, including a maximum consolidated total leverage ratio and a minimum interest coverage ratio, and (e) an expanded definition of permitted add-backs to Adjusted EBITDA in recognition of the accelerated integration actions referenced above. The proceeds from the Agreement will be used to repay existing indebtedness and for working capital and general corporate purposes.

Both the Revolver and the Term Facility mature on June 15, 2021 and may be prepaid and terminated early by the Company at any time without premium or penalty (subject to customary LIBOR breakage fees).

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q1 FY’17 fee revenue is expected to be in the range of $371 million and $391 million; and

•	Q1 FY’17 diluted earnings per share is likely to range between $0.02 to $0.20.

On a consolidated as adjusted basis:

•	Q1 FY’17 adjusted fee revenue is expected to be in the range of $375 million and $395 million; and

•	Q1 FY’17 adjusted diluted earnings per share is likely to range from $0.50 to $0.58.

	Q1 FY’17 Fee Revenue Outlook (1)
	Low	High
	(in millions)
Korn Ferry consolidated fee revenue	$371	$391
Legacy Hay Group deferred revenue adjustment	4	4

Korn Ferry consolidated adjusted fee revenue	$375	$395

	Q1 FY’17; Earnings Per Share Outlook (2)
	Low	High

Consolidated diluted earnings per share	$0.02	$0.20
Legacy Hay Group deferred revenue adjustment	0.05	0.05
Integration/ acquisition costs	0.06	0.03
Restructuring charges, net	0.30	0.23
Retention bonuses	0.05	0.05
Tax rate impact	0.02	0.02

Consolidated as adjusted diluted earnings per share	$0.50	$0.58

(1)	Korn Ferry consolidated adjusted fee revenue is a non-GAAP financial measure that includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.
(2)	Consolidated as adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed below in the table above.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit www.kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Hay Group, our ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Hay Group, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for Venezuelan exchange rate and tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs and includes the deferred revenue adjustment related to the Hay Group acquisition, and Adjusted EBITDA margin;

•	Consolidated adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue; and

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Hay Group acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Hay Group, 3) foreign currency losses due to the devaluation of the Venezuelan currency and 4) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management will no longer have adjusted fee revenue after Q1 FY’17. The use of these non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(unaudited)
Fee revenue	$399,960	$271,717	$1,292,112	$1,028,152
Reimbursed out-of-pocket engagement expenses	17,201	10,436	54,602	37,914

Total revenue	417,161	282,153	1,346,714	1,066,066

Compensation and benefits	286,852	182,886	897,345	691,450
General and administrative expenses	73,569	41,637	213,018	145,917
Reimbursed expenses	17,201	10,436	54,602	37,914
Cost of services	20,974	11,868	59,824	39,692
Depreciation and amortization	11,287	7,234	36,220	27,597
Restructuring charges, net	2,436	—	33,013	9,468

Total operating expenses	412,319	254,061	1,294,022	952,038

Operating income	4,842	28,092	52,692	114,028
Other income (loss), net	5,645	4,397	(4,167)	7,458
Interest income (expense), net	1,452	(358)	237	(1,784)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	11,939	32,131	48,762	119,702
Equity in earnings of unconsolidated subsidiaries	185	485	1,631	2,181
Income tax provision	5,749	7,134	18,960	33,526

Net income	6,375	25,482	31,433	88,357
Net income attributable to noncontrolling interest	(520)	—	(520)	—

Net income attributable to Korn/Ferry International	$5,855	$25,482	$30,913	$88,357

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.10	$0.51	$0.58	$1.78

Diluted	$0.10	$0.51	$0.58	$1.76

Weighted-average common shares outstanding:
Basic	56,012	49,288	52,372	49,052

Diluted	56,574	49,890	52,929	49,766

Cash dividends declared per share:	$0.10	$0.10	$0.40	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2016		2015	% Change	2016		2015	% Change
Fee Revenue:
Executive search:
North America	$94,678		$87,579	8%	$371,345		$330,634	12%
EMEA	36,161		39,677	(9%)	144,319		153,465	(6%)
Asia Pacific	21,199		22,533	(6%)	80,506		84,148	(4%)
Latin America	7,661		6,794	13%	26,744		29,160	(8%)

Total executive search	159,699		156,583	2%	622,914		597,407	4%
Hay Group	187,795		72,749	158%	471,145		267,018	76%
Futurestep	52,466		42,385	24%	198,053		163,727	21%

Total fee revenue	399,960		271,717	47%	1,292,112		1,028,152	26%
Reimbursed out-of-pocket engagement expenses	17,201		10,436	65%	54,602		37,914	44%

Total revenue	$417,161		$282,153	48%	$1,346,714		$1,066,066	26%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive search:
North America	$19,857	21.0%	$20,030	22.9%	$100,381	27.0%	$80,818	24.4%
EMEA	5,695	15.7%	5,530	13.9%	20,607	14.3%	18,867	12.3%
Asia Pacific	2,904	13.7%	4,589	20.4%	12,572	15.6%	14,631	17.4%
Latin America	(5,498)	(71.8%)	1,191	17.5%	(1,854)	(6.9%)	4,704	16.1%

Total executive search	22,958	14.4%	31,340	20.0%	131,706	21.1%	119,020	19.9%
Hay Group	2,871	1.5%	8,376	11.5%	(3,415)	(0.7%)	28,175	10.6%
Futurestep	6,987	13.3%	5,573	13.1%	26,702	13.5%	19,940	12.2%
Corporate	(27,974)		(17,197)		(102,301)		(53,107)

Total operating (loss) income	$4,842	1.2%	$28,092	10.3%	$52,692	4.1%	$114,028	11.1%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,
	2016	2015
ASSETS
Cash and cash equivalents	$273,252	$380,838
Marketable securities	11,338	25,757
Receivables due from clients, net of allowance for doubtful accounts of $11,292 and $9,958 respectively	315,975	188,543
Income taxes and other receivables	20,579	10,966
Prepaid expenses and other assets	43,130	31,054

Total current assets	664,274	637,158

Marketable securities, non-current	130,092	118,819
Property and equipment, net	95,436	62,088
Cash surrender value of company owned life insurance policies, net of loans	107,296	102,691
Deferred income taxes	83,715	59,841
Goodwill	590,072	254,440
Intangible assets, net	233,027	47,901
Investments and other assets	51,240	34,863

Total assets	$1,955,152	$1,317,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$26,634	$19,238
Income taxes payable	8,396	3,813
Compensation and benefits payable	266,211	219,364
Term loan	30,000	—
Other accrued liabilities	145,023	63,595

Total current liabilities	476,264	306,010

Deferred compensation and other retirement plans	216,113	173,432
Term loan, non-current	110,000	—
Deferred tax liabilities	61,640	—
Other liabilities	43,834	23,110

Total liabilities	907,851	502,552

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 69,723 and 62,863 shares issued and 57,272 and 50,573 shares outstanding, respectively	702,098	463,839
Retained earnings	401,113	392,033
Accumulated other comprehensive loss, net	(57,911)	(40,623)
Noncontrolling interest	2,001	—

Total stockholders’ equity	1,047,301	815,249

Total liabilities and stockholders’ equity	$1,955,152	$1,317,801

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2016	2015	2016	2015
	(unaudited)
Fee revenue	$399,960	$271,717	$1,292,112	$1,028,152
Deferred revenue adjustment due to acquisition (1)	5,096	—	10,967	—

Adjusted fee revenue	$405,056	$271,717	$1,303,079	$1,028,152

Operating income	$4,842	$28,092	$52,692	$114,028
Depreciation and amortization	11,287	7,234	36,220	27,597
Other income (loss), net	5,645	4,397	(4,167)	7,458
Equity in earnings of unconsolidated subsidiaries, net	185	485	1,631	2,181
Net income attributable to noncontrolling interest	(520)	—	(520)	—

EBITDA	21,439	40,208	85,856	151,264
Deferred revenue adjustment due to acquisition (1)	5,096	—	10,967	—
Restructuring charges, net (2)	2,436	—	33,013	9,468
Integration/acquisition costs (3)	11,594	514	45,409	959
Venezuelan foreign currency loss (4)	13,720	—	13,720	—
Separation costs (5)	—	—	744	—

Adjusted EBITDA	$54,285	$40,722	$189,709	$161,691

Operating margin	1.2%	10.3%	4.1%	11.1%
Depreciation and amortization	2.8%	2.7%	2.8%	2.7%
Other income (loss), net	1.4%	1.6%	(0.3%)	0.7%
Equity in earnings of unconsolidated subsidiaries, net	0.1%	0.2%	0.1%	0.2%
Net income attributable to noncontrolling interest	(0.1%)	—	(0.1%)	—

EBITDA margin	5.4%	14.8%	6.6%	14.7%
Deferred revenue adjustment due to acquisition (1)	1.2%	—	0.8%	—
Restructuring charges, net (2)	0.6%	—	2.5%	0.9%
Integration/acquisition costs (3)	2.8%	0.2%	3.5%	0.1%
Venezuelan foreign currency loss (4)	3.4%	—	1.1%	—
Separation costs (5)	—	—	0.1%	—

Adjusted EBITDA margin	13.4%	15.0%	14.6%	15.7%

Net income attributable to Korn/Ferry International	$5,855	$25,482	$30,913	$88,357
Deferred revenue adjustment due to acquisition (1)	5,096	—	10,967	—
Restructuring charges, net (2)	2,436	—	33,013	9,468
Integration/acquisition costs (3)	11,594	514	45,409	959
Venezuelan foreign currency loss (4)	13,720	—	13,720	—
Separation costs (5)	—	—	744	—
Tax effect on the above items (6)	(5,846)	(332)	(23,819)	(3,282)

Adjusted net income attributable to Korn/Ferry International	$32,855	$25,664	$110,947	$95,502

Basic earnings per common share	$0.10	$0.51	$0.58	$1.78
Deferred revenue adjustment due to acquisition (1)	0.09	—	0.20	—
Restructuring charges, net (2)	0.04	—	0.63	0.19
Integration/acquisition costs (3)	0.21	0.01	0.87	0.02
Venezuelan foreign currency loss (4)	0.24	—	0.26	—
Separation costs (5)	—	—	0.01	—
Tax effect on the above items (6)	(0.10)	—	(0.45)	(0.06)

Adjusted basic earnings per share	$0.58	$0.52	$2.10	$1.93

Diluted earnings per common share	$0.10	$0.51	$0.58	$1.76
Deferred revenue adjustment due to acquisition (1)	0.09	—	0.20	—
Restructuring charges, net (2)	0.04	—	0.62	0.19
Integration/acquisition costs (3)	0.21	—	0.86	0.02
Venezuelan foreign currency loss (4)	0.24	—	0.26	—
Separation costs (5)	—	—	0.01	—
Tax effect on the above items (6)	(0.10)	—	(0.45)	(0.07)

Adjusted diluted earnings per share	$0.58	$0.51	$2.08	$1.90

Explanation of Non-GAAP Adjustments

(1)	Increase in fee revenue relating to the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment. On a GAAP basis, Hay Group fee revenue was $187.7 million and $471.1 million during the three months and year ended April 30, 2016, respectively. On an adjusted basis, Hay Group fee revenue was $192.8 million and $482.1 million during the three months and year ended April 30, 2016, respectively.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Cost associated with completing the acquisition of Hay Group, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Foreign currency loss associated with the devaluation of the Venezuelan currency.
(5)	Certain senior management separation charges.
(6)	Tax effect on deferred revenue adjustment associated with the acquisition of Hay Group, restructuring charges, net, integration/acquisition costs, foreign currency loss associated with the devaluation of the Venezuelan currency and separation costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$94,678	$36,161	$21,199	$7,661	$159,699	$187,795	$52,466	$—	$399,960

Net income									$6,375
Other income, net									(5,645)
Interest income, net									(1,452)
Equity in earnings of unconsolidated subsidiaries, net									(185)
Income tax provision									5,749

Operating income (loss)	$19,857	$5,695	$2,904	$(5,498)	$22,958	$2,871	$6,987	$(27,974)	4,842
Depreciation and amortization	796	219	237	88	1,340	7,796	614	1,537	11,287
Other income (loss), net	278	206	123	31	638	(131)	277	4,861	5,645
Equity in earnings of unconsolidated subsidiaries, net	185	—	—	—	185	—	—	—	185
Net income attributable to noncontrolling interest	—	—	—	(491)	(491)	(29)	—	—	(520)

EBITDA	21,116	6,120	3,264	(5,870)	24,630	10,507	7,878	(21,576)	21,439

EBITDA margin	22.3%	16.9%	15.4%	(76.6%)	15.4%	5.6%	15.0%		5.4%
Restructuring charges, net	15	(59)	—	(6)	(50)	2,441	49	(4)	2,436
Integration/acquisition costs	—	—	—	—	—	5,555	—	6,039	11,594
Venezuelan foreign currency loss	—	—	—	6,635	6,635	7,085	—	—	13,720
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,096	—	—	5,096

Adjusted EBITDA	$21,131	$6,061	$3,264	$759	$31,215	$30,684	$7,927	$(15,541)	$54,285

Adjusted EBITDA margin	22.3%	16.8%	15.4%	9.9%	19.5%	15.9%	15.0%		13.4%

	Three Months Ended April 30, 2015
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$87,579	$39,677	$22,533	$6,794	$156,583	$72,749	$42,385	$—	$271,717

Net income									$25,482
Other income, net									(4,397)
Interest expense, net									358
Equity in earnings of unconsolidated subsidiaries, net									(485)
Income tax provision									7,134

Operating income (loss)	$20,030	$5,530	$4,589	$1,191	$31,340	$8,376	$5,573	$(17,197)	28,092
Depreciation and amortization	853	398	274	101	1,626	3,579	508	1,521	7,234
Other income, net	190	14	86	22	312	89	27	3,969	4,397
Equity in earnings of unconsolidated subsidiaries, net	145	—	—	—	145	—	—	340	485

EBITDA	21,218	5,942	4,949	1,314	33,423	12,044	6,108	(11,367)	40,208

EBITDA margin	24.2%	15.0%	22.0%	19.3%	21.3%	16.6%	14.4%		14.8%
Acquisition costs	—	—	—	—	—	—	—	514	514

Adjusted EBITDA	$21,218	$5,942	$4,949	$1,314	$33,423	$12,044	$6,108	$(10,853)	$40,722

Adjusted EBITDA margin	24.2%	15.0%	22.0%	19.3%	21.3%	16.6%	14.4%		15.0%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$371,345	$144,319	$80,506	$26,744	$622,914	$471,145	$198,053	$—	$1,292,112

Net income									$31,433
Other loss, net									4,167
Interest income, net									(237)
Equity in earnings of unconsolidated subsidiaries, net									(1,631)
Income tax provision									18,960

Operating income (loss)	$100,381	$20,607	$12,572	$(1,854)	$131,706	$(3,415)	$26,702	$(102,301)	52,692
Depreciation and amortization	3,267	1,029	941	312	5,549	21,854	2,386	6,431	36,220
Other (loss) income, net	(147)	433	21	312	619	(868)	364	(4,282)	(4,167)
Equity in earnings of unconsolidated subsidiaries, net	437	—	—	—	437	—	—	1,194	1,631
Net income attributable to noncontrolling interest	—	—	—	(491)	(491)	(29)	—	—	(520)

EBITDA	103,938	22,069	13,534	(1,721)	137,820	17,542	29,452	(98,958)	85,856

EBITDA margin	28.0%	15.3%	16.8%	(6.4%)	22.1%	3.7%	14.9%		6.6%
Restructuring charges, net	499	5,807	577	322	7,205	25,682	49	77	33,013
Integration/acquisition costs	—	—	—	—	—	17,607	—	27,802	45,409
Venezuelan foreign currency loss	—	—	—	6,635	6,635	7,085	—	—	13,720
Deferred revenue adjustment due to acquisition	—	—	—	—	—	10,967	—	—	10,967
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$104,437	$27,876	$14,111	$5,236	$151,660	$78,883	$29,501	$(70,335)	$189,709

Adjusted EBITDA margin	28.1%	19.3%	17.5%	19.6%	24.3%	16.4%	14.9%		14.6%

	Year Ended April 30, 2015
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$330,634	$153,465	$84,148	$29,160	$597,407	$267,018	$163,727	$—	$1,028,152

Net income									$88,357
Other income, net									(7,458)
Interest expense, net									1,784
Equity in earnings of unconsolidated subsidiaries, net									(2,181)
Income tax provision									33,526

Operating income (loss)	$80,818	$18,867	$14,631	$4,704	$119,020	$28,175	$19,940	$(53,107)	114,028
Depreciation and amortization	3,515	1,764	1,045	350	6,674	13,427	1,882	5,614	27,597
Other income (loss), net	288	83	369	109	849	(22)	54	6,577	7,458
Equity in earnings of unconsolidated subsidiaries, net	426	—	—	—	426	—	—	1,755	2,181

EBITDA	85,047	20,714	16,045	5,163	126,969	41,580	21,876	(39,161)	151,264

EBITDA margin	25.7%	13.5%	19.1%	17.7%	21.3%	15.6%	13.4%		14.7%
Restructuring charges, net	1,151	3,987	17	229	5,384	2,758	1,154	172	9,468
Acquisition costs	—	—	—	—	—	—	—	959	959

Adjusted EBITDA	$86,198	$24,701	$16,062	$5,392	$132,353	$44,338	$23,030	$(38,030)	$161,691

Adjusted EBITDA margin	26.1%	16.1%	19.1%	18.5%	22.2%	16.6%	14.1%		15.7%